EXHIBIT 10 (r)

FIRST AMENDMENT TO LEASE AGREEMENT

          WHEREAS, HULEN SOUTH TOWER LIMITED, a Texas limited partnership, as landlord (“Landlord”) and SUMMIT BANK, N.A., a national banking association, as tenant (“Tenant”) executed a Lease Agreement as of the November 21, 2002 (the “Lease”); and

          WHEREAS, Landlord and Tenant both desire to amend the Lease and enter into this First Amendment to Lease Agreement (This “Amendment”).

          NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease by adding the provisions that follow. All capitalized terms defined in the Lease that are not otherwise defined herein shall continue to be defined as provided in the Lease (unless the context indicates to the contrary), and such definitions set out by the Lease are incorporated herein by reference.

          1.          Premises. Landlord and Tenant agree to add approximately 5,061 rentable square feet of fourth floor space (Suite 410) to the Lease, identified as “Summit Lease Space” on Exhibit “A” attached hereto and fully incorporated herein by reference (the “Additional Premises”), all of which is located at 3880 Hulen Street in Fort Worth, Tarrant County, Texas (the “Building”). The obligation of Tenant to pay any sums for the use and occupancy of the Additional Premises (the “Payment Obligations”) (including, but not limited to, Base Rent (as hereafter defined) and Electricity Costs (as hereafter defined)) shall not commence until the substantial completion of the “Work” (as hereafter defined) and three days after receipt of certificate of occupancy by the City of Fort Worth. The occupancy of the Additional Premises by Tenant shall constitute an acknowledgment and agreement of Tenant that the Additional Premises comply with the requirements of this Amendment and said date of actual occupancy by Tenant shall be the date that the Payment Obligations shall commence (the “Commencement Date”) under this Amendment. Tenant will continue to occupy 3880 Hulen Street, Suites 100, 200, and 300 (34,339 rentable square feet) (the “Existing Premises”) under the terms of the Lease as amended hereby. From and after the Commencement Date, during the Term of the Lease the Premises being leased by Tenant under the Lease (and this Amendment) shall increase to a total of 39,400 rentable square feet. Further, from and after the Commencement Date, the Premises as defined by the Lease shall refer to the Existing Premises plus the Additional
Premises.

          2.          Term.  The term of the Lease (for both the Existing Premises and the Additional Premises) shall be amended and extended to expire on April 30, 2010.

          3.           Base Rent. Effective upon the Commencement Date, the monthly Base Rent shall increase to $44,219.57 made up of $38,631.38 monthly Base Rent for the Existing Premises plus $5,588.19 for the Additional Premises. Base Rent will be prorated for partial months, as appropriate, once the Commencement Date has been determined.

          4.          Signage. Tenant, at Tenant’s expense, shall be authorized to acquire and install signage on the wall in the elevator lobby area directly across from the elevator doors on the 4th Floor of the Building with Tenant’s name and logo of a size and quality consistent with such signage that Tenant has erected elsewhere in the Building. Such signage and location of the signage shall be subject to Landlord’s prior written approval, which will not be unreasonably withheld. .

          5.           Additional Parking Spaces. Landlord shall provide Tenant with two additional parking spaces (the “Spaces”) which will be marked, at Landlord’s expense, as parking for “Bank Customer Only” or similar language acceptable to Tenant. The exact location of the Spaces will be designated by Tenant, as shown on Exhibit “X” attached hereto, and will be situated adjacent to and at the northeast corner of the Building. The Spaces will be marked and designated as provided in the preceding sentence and reserved for use of Tenant’s customers only during the Term of this Lease.

          6.           Electricity Costs – Additional Premises Only. Effective upon the Commencement Date, Tenant shall pay to Landlord for electrical costs of the Additional Premises an amount equal to the product of (a) the cost of all electricity used by the Building excluding use of electricity at the Existing Premises (“Electrical Costs”), multiplied by (b) Tenant’s Proportionate Share. “Tenant’s Proportionate Share,” for purposes of this Amendment, shall mean a percentage, the numerator of which shall be the rentable square feet in the Additional Premises (5,061) and the denominator of which shall be the rentable square feet in the Building (71,532). Such amount shall be payable monthly initially based upon Landlord’s good faith estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter. Each calendar year Landlord shall furnish to Tenant a statement of Landlord’s actual Electrical Costs (the “Annual Cost Statement”) for the previous year adjusted as provided herein. If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant’s Proportionate Share in the year for which such Annual Cost Statement was prepared, then Landlord shall promptly reimburse Tenant such excess amount; likewise, if Tenant paid less than Tenant’s Proportionate Share, then Tenant shall promptly pay Landlord such deficiency. The initial good faith estimate by Landlord of Electrical Costs for the Additional Premises is $695.89 per month or $1.65 per square foot.

          7.            Tenant Improvements – Additional Premises Only.

                         A.           Acceptance of Premises. Subject to and conditioned upon completion of all of the Work as later defined in this Amendment in a good and workmanlike manner, Tenant shall accept the Additional Premises in its then “AS-IS” condition as of the Commencement Date.

                         B.          Space Plans – Additional Premises Only.

                                       (i) Preparation and Delivery. On or before fifteen (15) days following the execution of this Amendment (such date being referred to herein as the “Space Plan Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Additional Premises (the “Space Plans”).

                                        (ii) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five (5) business days (or, in the case of resubmitted Space Plans, within three (3) business days) after the submissions thereof, then Landlord shall be deemed to have approved the Space Plans in question. Anything herein to the contrary notwithstanding, Landlord shall not have the authority to disapprove of Space Plans if they are generally in accordance with and consistent with the same type and approach of the space plans that are incorporated in the Existing Premises.

                         C.           Working Drawings — Additional Premises Only.

                                        (i)          Preparation and Delivery. On or before the thirtieth (30th) day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date being referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final Working Drawings (as hereafter defined) prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such Working Drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the completion of all of the Work called for under this Amendment in accordance with all applicable laws. Final as-built drawings shall be delivered to Landlord within 30 days following construction completion. Such Drawings shall be in a format acceptable to Landlord.

                                        (ii)          Approval Process. Landlord shall notify Tenant whether it approves of the submitted Working Drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such, disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Working ‘Drawings in accordance with Landlord’s objections and submit the revised Working Drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Working Drawings within three (3) business days after its receipt thereof. This process shall be repeated until the Working Drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial Working Drawings within ten (10) business days (or, in the case of resubmitted Working Drawings, within three (3) business days) after the submission thereof, then Landlord shall be deemed to have approved the Working Drawings in question.

                                        (iii)          Landlord’s Approval: Performance of Work. If any of Tenant’s proposed construction work will materially adversely affect the Building’s structure or the Building’s systems, then the Working Drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such Working Drawings shall not be unreasonably withheld provided the Working Drawings (a) comply with all laws, (b) the improvements depicted thereon do not adversely affect the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (c) such Working Drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the current rules and regulations promulgated by Landlord for the construction of Tenant improvements, Landlord agrees that it will not disapprove the Working Drawings. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean: (i) all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings; and (ii) completion of the common elevator lobby area on the 4th Floor of the Building to the reasonable satisfaction of Tenant. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Tenant and Landlord shall sign the Working Drawings to evidence their review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

                         D.          Contractors; Performance of Work for the Additional Premises. The Work shall be performed only by licensed contractors approved in writing by Landlord, which approval shall not be unreasonably withheld. Any portion of the Work that relates to the installation or modification of the heating, ventilation and air conditioning system shall be performed by Landlord’s contractor. All contractors shall be required to procure and maintain insurance against such risks, in such amounts and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, shall be received by Landlord if requested by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner, shall conform with the Working Drawings, and shall be performed in such a manner and at such times as not to materially interfere with or delay Landlord’s other contractors, if any, the operation of the Building, and the occupancy thereof by other tenants. All contractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

                         E.          Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (i) provide a schedule and sequence of construction activities and completion reasonably acceptable to- Landlord; (ii) provide that such contractor maintain general commercial liability insurance of not less than a combined single limit of $3,000,000 (or with respect to the paint and tile contractors, such other amounts as may be approved by Landlord) naming Landlord, Landlord’s property management company, Landlord’s Mortgagee, Tenant and each of their respective affiliates as additional insureds; (iii) require the contractor to name Landlord, Landlord’s property management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work; (iv) provide that the contractor perform the Work in substantial accordance with the Space Plans and Working Drawings and in a good and workmanlike manner; (v) provide that the contractor is responsible for its daily clean-up work and final clean-up (including removal of all debris); (vi) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgagees. Tenant shall request that each construction contract contain a one-year warranty for all defective work and contain at least a one-year warranty for all workmanship and materials. Landlord shall have three (3) business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two (2) business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two (2) business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three (3) business days after the initial construction agreements or two (2) business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements. Anything herein to the contrary notwithstanding, Landlord shall not have authority to disapprove of any construction documents if they are generally consistent with the material provisions contained in construction documents that were adopted for the construction of Tenant improvements in the Existing Space.

                         F.          Change Orders. Tenant may initiate changes in the Work. Each such change costing in excess of $7,500.00 must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested changes would adversely affect (i) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), (ii) the exterior appearance of the Building, or (iii) the appearance of the Building’s common areas or elevator lobby areas, Landlord’s approval shall be required and such approval may be withheld in Landlord’s sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Amendment by this reference for all purposes.

                         G.          Costs. Landlord shall bear the cost of the performance of the Work in an amount not to exceed $15.00 per rentable square foot, which it is agreed to be 5,061 rentable square feet, for a total of $75,915.00 (the “Construction Allowance”). The amount, if any, by which the total cost of performing the Work, exceeds the Construction Allowance shall be paid by Tenant. The Construction Allowance shall be paid to Tenant within ten (10) days following the date all of the following conditions have been satisfied: (i) completion of the Work, (ii) Landlord’s receipt of a copy of the certificate of occupancy from the appropriate municipal authority, and (iii) Landlord’s receipt of lien waivers and releases from the general contractor performing the Work.

                         H.          Commencement of Construction. Tenant shall commence construction of the Work on or before the fifth (5th) day after the building permit is issued by the City of Fort Worth.

                         I.          Coordination of Construction; Construction Management. All work required of Tenant under this Amendment shall be coordinated with Landlord.

                         J.          Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may changes its representative upon written notice to the other:

Landlord’s Representative:	Angelique Wade
Isenberg Management Associates, Inc.
400 South Zang Boulevard,
Suite 620 Dallas, Texas 75208
Telephone: 214.948.0500
Telecopy: 214.948.93 00

Tenant’s Representative:	Mike Fisher
Fisher-Pearson, Inc.
1904 Wenneca
Fort Worth, Texas 76102
Telephone: 817.336.1161
Telecopy: 817.336.1164

                         K.          Reaffirmation and Stipulation. Tenant agrees to occupy the Additional Premises under all other terms and conditions of the above-referenced Lease, except as such terms and conditions have been amended hereby. Landlord and Tenant agree, recognize and stipulate that this Amendment complies with Section 24.h. of the Lease, and in all respects not specifically amended hereby, the Lease, as hereby amended, is and shall remain in full force and effect in accordance with its original, terms and provisions, and it shall be fully binding on and enforceable against Landlord and Tenant.          -

LANDLORD:			TENANT:

HULEN SOUTH TOWER LIMITED, a Texas limited partnership			Summit Bank, N.A., a national banking association

By:	/s/ Jason Morahan	By:	/s/ Philip E. Norwood

	Jason Morahan, Vice President		Philip E. Norwood, Chairman of the Board
Isenberg Management Associates, Inc.,
its sole General Partner

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